Exhibit 4.2

EXECUTION VERSION

Computer Sciences Corporation

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 18, 2012

The Bank of New York Mellon Trust Company, N.A.

Trustee

First Supplemental Indenture dated as of September 18, 2012 between Computer Sciences Corporation, a Nevada corporation (the “Company”) and The Bank of New York Mellon Trust Company, N.A. (“Trustee”).

RECITALS

A. The Company and the Trustee executed and delivered an Indenture, dated as of September 18, 2012 (the “Base Indenture”), to provide for the issuance by the Company from time to time of debentures, notes or other debt instruments evidencing its indebtedness. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is herein referred to as the “Indenture.”

B. The Company has authorized the issuance of $350,000,000 aggregate principal amount of 2.500% Senior Notes due 2015 (the “2015 Notes”) and $350,000,000 aggregate principal amount of 4.450% Senior Notes due 2022 (the “2022 Notes” and, together with the 2015 Notes, the “Notes”)

C. The Company desires to enter into this First Supplemental Indenture pursuant to Section 9.1 of the Base Indenture to establish the form and terms of the Notes in accordance with Section 2.1 of the Base Indenture.

D. All things necessary to make this First Supplemental Indenture a valid and legally binding agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE I

Section 1.1. Terms of the Notes.

The following terms relate to the Notes:

(1) The 2015 Notes shall constitute a separate series of Securities under the Base Indenture having the title “2.500% Senior Notes due 2015” and the 2022 Notes shall constitute a separate series of Securities under the Base Indenture having the title “4.450% Senior Notes due 2022.”

(2) Each of the 2015 Notes and the 2022 Notes shall be issued at a price of one hundred percent (100%) of the principal amount thereof, other than any offering discounts pursuant to the initial offering and resale of the Notes.

(3) The aggregate principal amount of the 2015 Notes (the “Initial 2015 Notes”) and the 2022 Notes (the “Initial 2022 Notes” and, together with the Initial 2015 Notes, the “Initial Notes”) that may be initially authenticated and delivered under the Indenture shall be $350,000,000 and $350,000,000, respectively. The Company may from time to time, without the consent of the Holders of Notes, issue additional 2015 Notes (in any such case “Additional 2015

Notes”) or additional 2022 Notes (in any such case “Additional 2022 Notes”) having the same ranking and the same interest rate, maturity and other terms (except for the issue date and, in some cases, the public offering price and the first interest payment date) as the Initial 2015 Notes or the Initial 2022 Notes, as the case may be. Any Additional 2015 Notes and the Initial 2015 Notes shall constitute a single series under the Indenture and all references to the 2015 Notes shall include the Initial 2015 Notes and any Additional 2015 Notes unless the context otherwise requires. Any Additional 2022 Notes and the Initial 2022 Notes shall constitute a single series under the Indenture and all references to the 2022 Notes shall include the Initial 2022 Notes and any Additional 2022 Notes unless the context otherwise requires The aggregate principal amount of each of the Additional 2015 Notes and Additional 2022 Notes shall be unlimited.

(4) The entire outstanding principal of the 2015 Notes shall be payable on September 18, 2015, and the entire outstanding principal of the 2022 Notes shall be payable on September 18, 2022.

(5) The rate at which the 2015 Notes shall bear interest shall be 2.500% per year. The rate at which the 2022 Notes shall bear interest shall be 4.450% per year The date from which interest shall accrue on the Notes shall be September 18, 2012, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the Notes shall be March 15 and September 15 of each year, beginning March 15, 2013. Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the March 1 and September 1 prior to each Interest Payment Date (in connection with the Notes, a “regular record date”). The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

(6) The Notes shall be issuable in whole in the form of one or more registered Global Securities, and the Depositary for such Global Securities shall be The Depository Trust Company, New York, New York (“DTC”). The Notes shall be substantially in the form attached hereto as Exhibit A in the case of the 2015 Notes and Exhibit B in the case of the 2022 Notes, the terms of which are herein incorporated by reference. The Notes shall be denominated in Dollars and shall be issuable in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

(7) The Notes may be redeemed at the option of the Company prior to the maturity date, as provided in Section 1.4.

(8) The Notes will not have the benefit of any sinking fund.

(9) Except as provided herein, the Holders of the Notes shall have no special rights in addition to those provided in the Base Indenture upon the occurrence of any particular events.

(10) The Notes will be senior unsecured obligations of the Company and will rank equal in right of payment to all of the Company’s other existing and future senior unsecured indebtedness and among themselves.

(11) The Notes are not convertible into shares of common stock or other securities of the Company.

(12) The restrictive covenants set forth in Section 1.5 shall be applicable to the Notes.

Section 1.2. Additional Defined Terms.

As used herein, the following defined terms shall have the following meanings with respect to the Notes only:

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

“Attributable Debt” means, with respect to any Sale/Leaseback Transaction, the present value of the minimum rental payments called for during the term of the lease (including any period for which such lease has been extended), determined in accordance with GAAP, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a single transaction or a series of related transactions, of all or substantially all of the Company’s assets and the assets of its Subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than to the Company or one of its Subsidiaries);

(2) the consummation of any transaction (including, without limitation, any merger or consolidation) as a result of which any “person” (as that term is used in Section 13(d) (3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(3) the Company consolidates with, or merges with or into any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5) the adoption of a plan relating to the liquidation or dissolution of the Company.

“Change of Control Offer” has the meaning set forth in Section 1.5.4.

“Change of Control Payment” has the meaning set forth in Section 1.5.4.

“Change of Control Payment Date” has the meaning set forth in Section 1.5.4.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Clearstream” means Clearstream Bank, S.A., or its successors.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (B) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of the Company’s assets and the assets of the Company’s Subsidiaries (in each case, less applicable reserves and other properly deductible items) after deducting from such amount:

(1) all current liabilities other than (A) notes and loans payable, (B) current maturities of long-term debt and (C) current maturities of Capital Lease Obligations, and

(2) intangible assets, to the extent included in such aggregate assets, all as set forth on the Company’s then most recent consolidated balance sheet and computed in accordance with GAAP.

“Continuing Directors” means, as of any date of determination, any member of the Company’s Board of Directors who (1) was a member of such Board of Directors on the date the Notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the proxy statement of the Company in which such member was named as a nominee for election as a director, without objection to such nomination).

“Definitive Security” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.16 of the Base Indenture.

“Euroclear” means Euroclear Bank S.A./N.V., or its successor.

“Event of Default” has the meaning set forth in Section 1.6.1

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

“Global Security” means, individually and collectively, each of the Notes in global form issued to the Depositary or its nominee.

“Indebtedness” means, with respect to any Person, and without duplication:

(1) any liability of such Person

(a) for borrowed money; or

(b) for any letter of credit for the account of such Person supporting obligations of such Person or other Persons; or

(c) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business); or

(d) for the payment of money relating to a capitalized lease; and

(2) any liability of others described in the preceding clause (1) that the Person has guaranteed or that is otherwise its legal liability; and

(3) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in the clauses (1) and (2) above.

“Independent Investment Banker” means an independent investment institution of national standing, which may be one of the Reference Treasury Dealers or their respective affiliates, selected by the Company.

“Indirect Participant” means any entity that, with respect to DTC, clears through or maintains a direct or indirect custodial relationship with a Participant.

“Interest Payment Date” means the stated due date of an installment of interest on the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s; BBB– (or the equivalent) by S&P; and BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any additional rating agency or Rating Agencies selected by the Company.

“Lien” means any lien, security interest, charge, mortgage, pledge or other encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Moody’s” means Moody’s Investors Service, Inc.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Rating Agencies” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the 2015 Notes or the 2022 Notes or fails to make a rating of such Notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

“Rating Event” means, with respect to the either series of Notes, the rating on such Notes is lowered by at least two of the three Rating Agencies and such Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period will be extended so long as the rating of the applicable Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the earlier of the date of the first public occurrence of a Change of Control or the date of public notice of an agreement that, if consummated, would result in a Change of Control and ending 60 days following consummation of such Change of Control.

“Redemption Date” means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, when used with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Reference Treasury Dealer” means each of: (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., and their successors; provided, however, that if any of the foregoing ceases to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute another Primary Treasury Dealer; and (2) any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer at any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale/Leaseback Transaction” means any arrangement with any Person (other than the Company or any of its Subsidiaries) providing for a capitalized lease by the Company or any of its Subsidiaries of any property which has been or is to be sold or transferred by the Company or any of its Subsidiaries to such Person or to any Person (other than the Company or any of its Subsidiaries) by whom funds have been or are to be advanced on the security of the leased property.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Voting Stock” of any specified person as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 1.3. Payment, Transfer and Exchange.

1.3.1. Registration of Transfer and Exchange. To permit registrations of transfers and exchanges, the Company shall execute a new Note or Notes of the same series as the Note presented for a like aggregate principal amount and in authorized denominations and the Trustee shall authenticate and deliver such Note or Notes upon receipt of a Company Order for the authentication and delivery of such Notes.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange. Prior to such due presentment for the registration of a transfer of any Note, the Trustee, the Company, any Paying Agent and the Registrar may deem and treat the person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, the Company, the Paying Agent or the Registrar shall be affected by notice to the contrary.

All certifications, certificates and opinions of counsel which may be required to be submitted to the Trustee to effect a registration of transfer or exchange may be submitted by facsimile, to be followed by originals.

1.3.2. Payment. The principal and interest on Notes represented by Global Securities will be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Securities represented thereby.

1.3.3. Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in any Global Security may be transferred to persons who take delivery thereof in the form of a beneficial interest in a Global Security.

Section 1.4. Optional Redemption.

1.4.1. The provisions of Article V of the Base Indenture, as amended by the provisions of this First Supplemental Indenture, shall apply to the Notes.

1.4.2. Each series of Notes shall be redeemable as a whole or in part, at the Company’s option, at any time or from time to time, at a Redemption Price equal to the greater of:

(a) 100% of the principal amount of such Notes; and

(b) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such interest payments accrued as of the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points in the case of the 2015 Notes and 45 basis points in the case of the 2022 Notes, plus, in either of the above cases, accrued and unpaid interest to the Redemption Date.

1.4.3. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date for the Notes, interest shall cease to accrue on the Notes or portions thereof called for redemption.

1.4.4. With respect to the Notes only, the first sentence of Section 5.4 of the Base Indenture shall be replaced as follows: “Notice of any redemption shall be given in the manner provided for in Section 11.2 not less than 30 nor more than 90 days prior to the Redemption Date, to each Holder of Notes to be redeemed, except that redemption notices may be mailed more than 90 days prior to a Redemption Date if such notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.”

1.4.5. At any time, the Company may repurchase Notes in the open market and may hold such Notes or surrender such Notes to the Trustee for cancellation pursuant to Section 2.11 of the Base Indenture.

1.4.6. For the avoidance of doubt, the Trustee shall not be required to calculate the Redemption Price or the Treasury Rate.

Section 1.5. Additional Covenants.

The following additional covenants shall apply with respect to the Notes so long as any of the Notes remain outstanding:

1.5.1. Limitation on Liens.

Other than as provided in Section 1.5.3 below, neither the Company nor any of its Subsidiaries may create, incur, assume or suffer to exist any Lien upon any of the Company’s property to secure any Indebtedness, except for:

(a) Liens existing on the date hereof and any extension, renewal or replacement (or successive extensions, renewals or replacements) of any such Lien; provided that no such extension, renewal or replacement will extend to or cover any property other than the property covered by such existing Lien;

(b) Liens on property existing at the time the Company or any of its Subsidiaries acquires such property, provided that such Liens:

(i) are not incurred in connection with, or in contemplation of the acquisition of the property acquired; and

(ii) do not extend to or cover any of the Company’s property or any of its Subsidiaries’ property other than the property so acquired;

(c) Liens on any property of a corporation or other entity existing at the time such corporation or entity becomes the Company’s Subsidiary or is merged into or consolidated with the Company or a Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation or entity as an entirety or substantially as an entirety to the Company or a Subsidiary, provided that such Liens:

(i) are not incurred in connection with or in contemplation of such corporation or entity becoming a Subsidiary or merging or consolidating with the Company or a Subsidiary or are not incurred in connection with or in contemplation of the sale, lease or other disposition of the properties of such corporation or other entity; and

(ii) do not extend to or cover any of the Company’s property or any of its Subsidiaries’ property other than the property of such corporation or other entity; and

(d) purchase money Liens upon or in any real or personal property (including fixtures and other equipment) the Company or any of its Subsidiaries hold or have acquired to secure the purchase price of such property or to secure Indebtedness incurred solely to finance or refinance the acquisition or improvement of such property and incurred within 180 days after completion of such acquisition or improvement, provided that no such Lien will extend to or cover any property other than the property being acquired or improved.

1.5.2. Limitation on Sale and Leaseback Transactions.

Other than as provided in Section 1.5.3 below, neither the Company nor any of its Subsidiaries may enter into any Sale/Leaseback Transaction unless the Company or such Subsidiary would be entitled, pursuant to Section 1.5.1, to create, incur, assume or suffer to exist any Lien upon any of the Company’s property subject to such Sale/Leaseback Transaction.

1.5.3. Permitted Liens and Permitted Sale and Leaseback Transactions.

(a) Notwithstanding the restrictions set forth under Section 1.5.1 and Section 1.5.2, the Company or any of its Subsidiaries may create, incur, assume or suffer to exist any Lien or enter into any Sale/Leaseback Transaction not otherwise permitted pursuant to Section 1.5.1 or Section 1.5.2; provided that, at the time of such event, and after giving effect to that event, the aggregate amount of all Indebtedness secured by Liens permitted by this Section 1.5.3 (excluding the Liens permitted pursuant to Section 1.5.1) and the aggregate amount of all Attributable Debt in respect of Sale/Leaseback Transactions permitted by this Section 1.5.3 (excluding Sale/Leaseback Transactions permitted under Section 1.5.2) measured, in each case, at the time any such Lien is incurred or any such Sale/Leaseback Transaction is entered into, by the Company or any Subsidiary does not exceed 20% of the Company’s Consolidated Net Tangible Assets.

(b) Notwithstanding the foregoing, the Company or any of its Subsidiaries may create, incur, assume or suffer to exist Indebtedness secured by Liens not otherwise permitted by Section 1.5.3(a) if the Company first makes effective provisions whereby each series of Notes (together with any other Indebtedness of the Company then existing or thereafter created ranking equally with such Notes and similarly entitled to be equally and ratably secured) shall be secured equally and ratably with such Indebtedness for so long as such Indebtedness shall so be secured.

1.5.4. Purchase of Notes upon a Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs with respect to a particular series of Notes, unless the Company has exercised its option to redeem such Notes as described in Section 1.4 hereof, the Company will make an offer (a “Change of Control Offer”) to each Holder of such Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price, payable in cash, equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, on the Notes repurchased to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be sent to Holders of the Notes, with a copy to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 90 days from the date such notice is mailed (the “Change of Control Payment Date”). The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date and shall state the following:

(i) that the Change of Control Offer is being made pursuant to this Section 1.5.4 and that all Notes tendered will be accepted for payment;

(ii) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 90 days from the date such notice is mailed;

(iii) that any Note not tendered will continue to accrue interest;

(iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(v) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 1.5.4, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1.5.4 by virtue of such compliance.

(b) On the Change of Control Payment Date, the Company will, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) Notwithstanding anything to the contrary in this Section 1.5.4, the Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if (1) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 1.5.4 and the third party repurchases all Notes properly tendered and not withdrawn under its offer, or (2) notice of redemption has been given pursuant to Section 1.4 hereof, unless and until there is a default in payment of the applicable Redemption Price.

(d)

Section 1.6. Defaults and Remedies.

1.6.1. Events of Default.

This Section 1.6.1 shall replace Section 6.1 of the Base Indenture with respect to the Notes only.

Each of the following is an “Event of Default” with respect to a particular series of Notes:

(a) default for 90 days in the payment when due of interest on such series of Notes so long as the period within which such payment is due has not been extended or deferred;

(b) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, such series of Notes;

(c) failure by the Company for 90 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of such series then outstanding voting as a single class to perform or observe any of the other covenants or agreements in this Indenture applicable to such series;

(d) any of the Company’s Indebtedness in the aggregate outstanding principal amount of $125 million or more either:

(i) becomes due and payable prior to the due date for payment of such Indebtedness following the Company’s default with respect to the terms of such Indebtedness; or

(ii) is not repaid at, and remains unpaid after, maturity as extended by any applicable period of grace or any guarantee given by the Company in respect of Indebtedness of any other Person in the aggregate outstanding principal amount of $125 million or more is not honored when, and remains dishonored after, becoming due;

(e) the Company pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property or (iv) makes a general assignment for the benefit of its creditors; or

(f) a court of competent jurisdiction enters an order under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company for all or substantially all of the Company’s properties, or (iii) orders the liquidation of the Company, and, in either of the above cases, the order or decree remains unstayed and in effect for 90 days.

1.6.2. Acceleration of Maturity.

This Section 1.6.2 shall replace Section 6.2 of the Base Indenture with respect to the Notes only.

In the case of an Event of Default specified in clause (e) or (f) of Section 1.6.1 hereof, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of a particular series may declare all the Notes of such series to be due and payable immediately by notice in writing to the Company (and to the Trustee if notice is given by such Holders).

Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes of a particular series by written notice to the Trustee may, on behalf of all of the Holders of such series, rescind an acceleration and its consequences with respect to such series of Notes, if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to such series of Notes (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 1.7. Successors.

This Section 1.7 shall replace Article IV of the Base Indenture with respect to the Notes only.

Without the consent of any Holder of Notes, the Company may consolidate with, or merge into, or sell, transfer, lease or convey its assets substantially as an entirety to any entity, provided that:

(a) the entity formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, transfer, lease or conveyance shall have been made, is a corporation organized and existing under the laws of the United States of America, any state, or the District of Columbia;

(b) the corporation formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, transfer, lease or conveyance shall have been made, expressly assumes all of the Company’s obligations under the Notes and this Indenture pursuant to agreements reasonably acceptable to the Trustee; and

(c) immediately before and after giving effect to the transaction, no Default or Event of Default has occurred and is continuing.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

Upon any consolidation or merger, or any sale, transfer, lease, conveyance or other disposition of the assets of the Company substantially as an entirety in a transaction that is subject to, and that complies with the provisions of, this Section 1.7, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, lease, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, transfer, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, this Section 1.7.

ARTICLE II

MISCELLANEOUS

Section 2.1. Definitions.

Capitalized terms used but not defined in this First Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

Section 2.2. Confirmation of Indenture.

The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.3. Governing Law.

THIS INDENTURE AND THE NOTES, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 2.4. Severability.

In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.5. Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 2.6. No Benefit.

Nothing in this First Supplemental Indenture, express or implied, shall give to any person other than the parties hereto and their successors or assigns, and the Holders of the Notes, any benefit or legal or equitable rights, remedy or claim under this First Supplemental Indenture or the Base Indenture.

Section 2.7. Trustee.

The Trustee makes no representations or warranties as to the validity or sufficiency of this First Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

COMPUTER SCIENCES CORPORATION

By:	/s/ Thomas R. Irvin
	Name:	Thomas R. Irvin
	Title:	Vice President and Treasurer

First Supplemental Indenture

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie H. Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Vice President

First Supplemental Indenture

EXHIBIT A

FORM OF 2.500% SENIOR NOTES DUE 2015

[Insert the Global Security legend]

2.500% SENIOR NOTES DUE 2015

No. [ ]	$[ ]

CUSIP No. 205363AM6

COMPUTER SCIENCES CORPORATION

Computer Sciences Corporation, a Nevada corporation (the “Company”), promises to pay to [            ] or registered assigns, the principal sum of [        ] Dollars ($[        ]) on September 15, 2015.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

Each holder of this Note (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Note hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been manually signed by or on behalf of the Trustee. The provisions of this Note are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in accordance with Section 2.4 of the Base Indenture.

Date: [                    ]

COMPUTER SCIENCES CORPORATION

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 2.500% Senior Notes due 2015 issued by Computer Sciences Corporation of the series designated therein referred to in the within-mentioned Indenture.

Date: [                    ]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Computer Sciences Corporation

2.500% Senior Notes due 2015

This note is one of a duly authorized series of debt securities of Computer Sciences Corporation, a Nevada corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s debentures, notes or other debt instruments evidencing its Indebtedness, dated as of September 18, 2012 (the “Base Indenture”), duly executed and delivered by and among the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 18, 2012 (the “First Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the First Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This note is one of the series designated on the face hereof (individually, a “Note,” and collectively, the “Notes”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the Holders of the Notes (the “Holders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the First Supplemental Indenture, as applicable.

1. Interest. The rate at which the Notes shall bear interest shall be 2.500% per year. The date from which interest shall accrue on the Notes shall be September 18, 2012, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the Notes shall be March 15 and September 15 of each year, beginning March 15, 2013. Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the March 1 and September 1 prior to each Interest Payment Date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest), if any, to the persons in whose name such Notes are registered at the close of business on the regular record date referred to on the facing page of this Note for such interest installment. In the event that the Notes or a portion thereof are called for redemption and the Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Notes will be paid upon presentation and surrender of such Notes as provided in the Indenture. The principal of and the interest on the Notes shall be payable in Dollars, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent or Registrar without notice to any Holder.

4. Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and TIA for a statement of such terms. The Notes are senior unsecured obligations of the Company and constitute the series designated on the face hereof as the “2.500% Senior Notes due 2015”, initially limited to $350,000,000 in aggregate principal amount. The Company will furnish to any Holders upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture. Requests may be made to: Computer Sciences Corporation, 3170 Fairview Park Drive, Falls Church, VA 22042, Attention: General Counsel.

5. Redemption. The Notes shall be redeemable as a whole or in part, at the Company’s option, at any time or from time to time, as provided in Section 1.4 of the First Supplemental Indenture.

The Notes will not have the benefit of any sinking fund.

6. Change of Control Triggering Event. If a Change of Control Triggering Event occurs with respect to a particular series of Notes, unless the Company has exercised its option to redeem such Notes as described in Section 1.4 of the First Supplemental Indenture, the Company will make an offer to each Holder of such Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price, payable in cash, equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, on the Notes repurchased to the date of repurchase. Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be sent to Holders of the Notes, with a copy to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 90 days from the date such notice is mailed, in accordance with Section 1.5.4 of the First Supplemental Indenture.

7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in Section 1.3 of the First Supplemental Indenture and Sections 2.8 and 2.16 of the Base Indenture. The Notes may be presented for exchange or for registration of transfer at the office of the Company or its agency designated by the Company for such purpose.

8. Persons Deemed Owners. The person in whose name this Note is registered may be treated as its owner for all purposes.

9. Repayment to the Company. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

10. Amendments, Supplements and Waivers. Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture and the Notes with the written consent (including consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the then outstanding Notes, and compliance with any provision of the Indenture and the Notes may be waived with the written consent (including consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the then outstanding Notes. The Company and the Trustee may amend or supplement the Indenture and the Notes without notice to or consent of any Holder as provided in the Indenture, including, without limitation, to cure any ambiguity, defect or inconsistency or make any change that would not adversely affect the legal rights under the Indenture of any Holder in any material respect.

11. Defaults and Remedies. If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default in Sections 1.6.1(e) or 1.6.1(f) of the First Supplemental Indenture), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon such declaration such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Sections 1.6.1(e) or 1.6.1(f) of the First Supplemental Indenture shall occur, the principal of and accrued and unpaid interest, if any, on all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of outstanding Notes. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders unless such Holders shall have offered the Trustee security or indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes.

12. Trustee May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent or Registrar.

13. No Recourse Against Others. A director, officer, employee or stockholder (past or present), as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication attached to the other side of this Note.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. Governing Law. THE INDENTURE AND THIS NOTE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee))

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1.5.4 of the First Supplemental Indenture, check the box:

☐	1.5.4 Change of Control Triggering Event

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1.5.4 of the First Supplemental Indenture, state the amount: $        .

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Tax I.D. number:

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee))

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

EXHIBIT B

FORM OF 4.450% SENIOR NOTES DUE 2022

[Insert the Global Security legend]

4.450% SENIOR NOTES DUE 2022

No. [ ]	$[ ]

CUSIP No. 205363AN4

COMPUTER SCIENCES CORPORATION

Computer Sciences Corporation, a Nevada corporation (the “Company”), promises to pay to [            ] or registered assigns, the principal sum of [            ] Dollars ($[            ]) on September 15, 2022.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

Each holder of this Note (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such holder’s behalf to be bound by such provisions. Each holder of this Note hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such holder upon said provisions.

This Note shall not be entitled to any benefit under the Indenture, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been manually signed by or on behalf of the Trustee. The provisions of this Note are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in accordance with Section 2.4 of the Base Indenture.

Date: [                    ]

COMPUTER SCIENCES CORPORATION

By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the 4.450% Senior Notes due 2022 issued by Computer Sciences Corporation of the series designated therein referred to in the within-mentioned Indenture.

Date: [                    ]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Computer Sciences Corporation

4.450% Senior Notes due 2022

This note is one of a duly authorized series of debt securities of Computer Sciences Corporation, a Nevada corporation (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s debentures, notes or other debt instruments evidencing its Indebtedness, dated as of September 18, 2012 (the “Base Indenture”), duly executed and delivered by and among the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of September 18, 2012 (the “First Supplemental Indenture”), by and between the Company and the Trustee. The Base Indenture as supplemented and amended by the First Supplemental Indenture is referred to herein as the “Indenture.” By the terms of the Base Indenture, the debt securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture. This note is one of the series designated on the face hereof (individually, a “Note,” and collectively, the “Notes”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the Holders of the Notes (the “Holders”). Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the First Supplemental Indenture, as applicable.

1. Interest. The rate at which the Notes shall bear interest shall be 4.450% per year. The date from which interest shall accrue on the Notes shall be September 18, 2012, or the most recent Interest Payment Date to which interest has been paid or provided for. The Interest Payment Dates for the Notes shall be March 15 and September 15 of each year, beginning March 15, 2013. Interest shall be payable on each Interest Payment Date to the holders of record at the close of business on the March 1 and September 1 prior to each Interest Payment Date. The basis upon which interest shall be calculated shall be that of a 360-day year consisting of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest), if any, to the persons in whose name such Notes are registered at the close of business on the regular record date referred to on the facing page of this Note for such interest installment. In the event that the Notes or a portion thereof are called for redemption and the Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Notes will be paid upon presentation and surrender of such Notes as provided in the Indenture. The principal of and the interest on the Notes shall be payable in Dollars, at the office or agency of the Company maintained for that purpose in accordance with the Indenture.

3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent or Registrar without notice to any Holder.

4. Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect on the date the Indenture is qualified. The Notes are subject to all such terms, and Holders are referred to the Indenture and TIA for a statement of such terms. The Notes are senior unsecured obligations of the Company and constitute the series designated on the face hereof as the “4.450% Senior Notes due 2022”, initially limited to $350,000,000 in aggregate principal amount. The Company will furnish to any Holders upon written request and without charge a copy of the Base Indenture and the First Supplemental Indenture. Requests may be made to: Computer Sciences Corporation, 3170 Fairview Park Drive, Falls Church, VA 22042, Attention: General Counsel.

5. Redemption. The Notes shall be redeemable as a whole or in part, at the Company’s option, at any time or from time to time, as provided in Section 1.4 of the First Supplemental Indenture.

The Notes will not have the benefit of any sinking fund.

6. Change of Control Triggering Event. If a Change of Control Triggering Event occurs with respect to a particular series of Notes, unless the Company has exercised its option to redeem such Notes as described in Section 1.4 of the First Supplemental Indenture, the Company will make an offer to each Holder of such Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price, payable in cash, equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, on the Notes repurchased to the date of repurchase. Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be sent to Holders of the Notes, with a copy to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 90 days from the date such notice is mailed, in accordance with Section 1.5.4 of the First Supplemental Indenture.

7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in Section 1.3 of the First Supplemental Indenture and Sections 2.8 and 2.16 of the Base Indenture. The Notes may be presented for exchange or for registration of transfer at the office of the Company or its agency designated by the Company for such purpose.

8. Persons Deemed Owners. The person in whose name this Note is registered may be treated as its owner for all purposes.

9. Repayment to the Company. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal and interest that remains unclaimed for two years. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

10. Amendments, Supplements and Waivers. Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture and the Notes with the written consent (including consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the then outstanding Notes, and compliance with any provision of the Indenture and the Notes may be waived with the written consent (including consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the then outstanding Notes. The Company and the Trustee may amend or supplement the Indenture and the Notes without notice to or consent of any Holder as provided in the Indenture, including, without limitation, to cure any ambiguity, defect or inconsistency or make any change that would not adversely affect the legal rights under the Indenture of any Holder in any material respect.

11. Defaults and Remedies. If an Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default in Sections 1.6.1(e) or 1.6.1(f) of the First Supplemental Indenture), then in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon such declaration such principal amount and accrued and unpaid interest, if any, shall become immediately due and payable. If an Event of Default specified in Sections 1.6.1(e) or 1.6.1(f) of the First Supplemental Indenture shall occur, the principal of and accrued and unpaid interest, if any, on all outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of outstanding Notes. Subject to the terms of the Indenture, if an Event of Default under the Indenture shall occur and be continuing, the Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders unless such Holders shall have offered the Trustee security or indemnity satisfactory to it. Upon satisfaction of certain conditions set forth in the Indenture, the Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes.

12. Trustee May Hold Securities. The Trustee, subject to certain limitations imposed by the TIA, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent or Registrar.

13. No Recourse Against Others. A director, officer, employee or stockholder (past or present), as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14. Discharge of Indenture. The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15. Authentication. This Note shall not be valid until the Trustee manually signs the certificate of authentication attached to the other side of this Note.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. Governing Law. THE INDENTURE AND THIS NOTE, INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee))

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 1.5.4 of the First Supplemental Indenture, check the box:

☐	1.5.4 Change of Control Triggering Event

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 1.5.4 of the First Supplemental Indenture, state the amount: $        .

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Tax I.D. number:

Signature Guarantee:
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee))

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian